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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 STERI-OSS, INC.

         Kenneth A. Darienzo and Bruce D. Nye do hereby certify that:

        1. They are the Chief Executive Officer and Secretary, respectively, of Steri-Oss, Inc., a Delaware corporation (the "Corporation").

        2. The original Certificate of Incorporation of the Corporation (the "Original Certificate") was filed with the Secretary of State of Delaware on July 11, 1996. On November 15, 1996, the Corporation filed a Restated Certificate of Incorporation (the "Restated Certificate") to amend and restate the Original Certificate. On August 25, 1997, the Corporation filed a Certificate of Amendment of Restated Certificate of Incorporation, to amend the Restated Certificate (the Restated Certificate, as amended, is referred to herein as the "Certificate of Incorporation").

        3. On December 9, 1997, the Corporation's Board of Directors adopted resolutions setting forth proposed amendments to the Certificate of Incorporation and declaring such amendments to be advisable. The resolutions setting forth the proposed amendments are set forth in full as follows:

                NOW, THEREFORE, BE IT RESOLVED, that Section 4(e)(1) of this Corporation's Certificate of Incorporation be amended in its entirety to read in full as follows:

                        "(1) Conversion to Common Stock at Option of Holder. The
                holders of shares of Preferred Stock, Class B shall have the right at their option, to convert each share of Preferred Stock, Class B into shares of Common Stock of the Corporation ("Shares") at any time after the later to occur of (i) June 30, 1998 or (ii) the date on which the Corporation or holders of Shares first sell Shares in an initial public offering registered under the Securities Act of 1933 (the "IPO") and the Shares are listed on a United States national securities exchange or for quotation on the National Association of Securities Dealers NASDAQ quotation system (the "listing"), by giving notice to the Corporation (which may be by facsimile) at the principal executive office of the Corporation at 22895 Eastpark Drive, Yorba Linda, California 92887, Attention:
                President (a "Conversion Notice") and surrendering the certificates therefor in accordance with Section 4(e)(9). The date of receipt by the Corporation of such notice shall be referred to herein as the "Conversion Date." The Corporation shall send a notice to the holders of the Preferred



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                Stock, Class B that the Corporation proposes to list the Common
                Stock not less than 10 nor more than 60 days prior to the date of listing.

                        For purposes of this Restated Certificate of
                Incorporation, the term "Business Day" shall mean any day that is not Saturday, Sunday or a national holiday."

                RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized to take such additional actions, including the filing of any certificates or other instruments required by applicable law, to effect the amendment of the Certificate of Incorporation of this Corporation in the manner specified above.

        4. Following the adoption of the resolutions referenced above by the Corporation's Board of Directors, such resolutions were approved by the Stockholders of the Corporation entitled to vote thereon by unanimous written consent in accordance with Section 228 of the Delaware General Corporation Law.

        5. The amendment described above was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

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         IN WITNESS WHEREOF, the Board of Directors of the Corporation has
caused this Certificate to be signed by Kenneth A. Darienzo, its President, and attested by Bruce D. Nye, its Secretary, this ____ day of January 1998.

                                             S-O ACQUISITION CORP.



                                             By:______________________________
                                                Kenneth A. Darienzo
                                                Chief Executive Officer

ATTEST:

                                             By:______________________________
                                                Bruce D. Nye
                                                Secretary

         Kenneth A. Darienzo and Bruce D. Nye declare under penalty of perjury that they have read the foregoing instrument and know the contents thereof, and that the same is true of their own knowledge and constitutes an authorized act of the Company.

         Executed at Yorba Linda, California, on January __, 1998.


                                                ______________________________
                                                Kenneth A. Darienzo


                                                ______________________________
                                                Bruce D. Nye

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